Exhibit 3

STOCKHOLDER AGREEMENT (this “Agreement”) dated as of September 27, 2010, by and among CONOPCO, INC., a New York corporation (“Parent”), and the individuals and other parties listed under the caption “Stockholders” on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS Unilever N.V., a Netherlands corporation, solely with respect to Section 5.10 thereof, Unilever PLC, a company incorporated under the laws of and registered in England, solely with respect to Section 5.10 thereof, Parent, ACE Merger, Inc., a Delaware corporation (“Sub”), and Alberto-Culver Company, a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS, the Stockholders own, beneficially or of record, and are entitled to vote (or cause to be voted), an aggregate of 11,842,778 shares of Company Common Stock (such shares of Company Common Stock of each Stockholder, together with any other shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of such Stockholder); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement, and the Stockholders desire to enter into this Agreement to induce Parent and Sub to enter into the Merger Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.01.  Representations and Warranties of Each Stockholder.  Each Stockholder hereby represents and warrants to Parent as of the date hereof as follows:

(a)  Organization.  If such Stockholder is a trust, such Stockholder is a trust duly formed and validly existing under the laws of its jurisdiction of formation, pursuant to a declaration of trust or similar trust formation document currently in effect and the person executing this Agreement on behalf of such Stockholder is the trustee or other authorized representative of such Stockholder and is authorized to act on behalf of such Stockholder.  If such Stockholder is not a natural person or a trust, such Stockholder is duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation.

(b)  Authority; Execution and Delivery.  Such Stockholder has all requisite power and authority (including, if such Stockholder is a trust, the requisite power under its trust documents and, if such Stockholder is a partnership or a foundation, the requisite power under its governing documents), and, if such Stockholder is a natural person, is competent, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement.  If such Stockholder is not a natural person, the execution and delivery by such Stockholder of this Agreement, consummation by such Stockholder of the transactions contemplated hereby and compliance by such Stockholder with the provisions of this Agreement have been duly authorized by all necessary action on the part of such Stockholder (including, if such Stockholder is a trust, all necessary approvals of this Agreement by any trustee and any beneficiary of such Stockholder and, if such Stockholder is a partnership or a foundation, all necessary approvals of this Agreement by any partner or under its governing documents), and no other action or proceeding on the part of such Stockholder (including, if such Stockholder is a trust, on the part of any trustee or beneficiary of such Stockholder and, if such Stockholder is a partnership or a foundation, on the part of any partner or under its governing documents) is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.  If such Stockholder is a natural person and is married and the Subject Shares of such Stockholder constitute community property or spousal or other approval is otherwise required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms.

(c)  Enforceability.  The execution and delivery by such Stockholder of this Agreement does not, and the consummation by such Stockholder of the transactions contemplated hereby (alone or in combination with any other event) and compliance by such Stockholder with the terms hereof will not, conflict with, or result in any violation or breach of, or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares of capital stock, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder (including the Subject Shares) under, any provision of (i) such Stockholder’s organizational documents, if applicable, (ii) any Contract to which such Stockholder is a party or any of the properties or assets of such Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the immediately following sentence, any (A) statute, law, ordinance, rule or regulation applicable to such Stockholder or the properties or other assets of such Stockholder (including the Subject Shares) or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to such Stockholder or the properties or other assets of such Stockholder (including the Subject Shares).  No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery by such Stockholder of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby (alone or in combination with any other event) or the compliance by such Stockholder with the provisions of this Agreement, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(d)  The Subject Shares.  The Stockholders are the record and beneficial owners of, and have good and marketable title to, the Subject Shares, free and clear of any Liens.  No Stockholder owns, of record or beneficially, (i) any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (ii) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries or (iv) any rights issued by, or other obligations of, the Company or any of its Subsidiaries that are linked in any way to the price of any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, the value of the Company or any of its Subsidiaries or any part of the Company or any of its Subsidiaries or any dividends or other distributions declared or paid on any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, other than (A) the Subject Shares, (B) options to purchase 1,489,553 shares of Company Common Stock and (C) 13,459 shares of Company Common Stock held as a participant in the Company 401(k) and Profit Sharing Plan.  The Stockholders have the sole right to vote (or cause to be voted) the Subject Shares and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

SECTION 1.02.  Representations and Warranties of Parent.  Parent hereby represents and warrants to the Stockholders as follows:

(a)  Authority; Execution and Delivery.  Parent has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement.  The execution and delivery by Parent of this Agreement and consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other action or proceeding on the part of Parent is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each of the Stockholders, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

(b)  Enforceability.  The execution and delivery by Parent of this Agreement do not, and the consummation by Parent of the transactions contemplated hereby (alone or in combination with any other event) and compliance by Parent with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares of capital stock, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Parent under, any provision of (i) Parent’s organizational documents, (ii) any Contract to which Parent is a party or any of the properties or assets of Parent is subject or (iii) subject to the governmental filings and other matters referred to in the immediately following sentence, any statute, law, ordinance, rule or regulation or order, writ, injunction, decree, judgment or stipulation applicable to Parent or the properties or other assets of Parent.  No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery by Parent of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Section 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

SECTION 1.03.  Covenants of Each Stockholder.  Each Stockholder covenants and agrees as follows:

(a)  (i)  At any meeting of the stockholders of the Company called to seek the Stockholder Approval or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) all of the Subject Shares of such Stockholder in favor of granting the Stockholder Approval and any other actions presented to stockholders of the Company that are necessary and desirable in furtherance of the Merger, the Stockholder Approval or any other transactions contemplated by the Merger Agreement.

(ii)  Each Stockholder hereby grants to, and appoints, Parent and Sub, or any of them, and any individual designated in writing by any of them, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Subject Shares, or grant a consent or approval in respect of such Subject Shares, in a manner consistent with this Section 1.03.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.  Such Stockholder hereby affirms that the proxy set forth in this Section 1.03(a)(ii) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of such Stockholder under this Agreement.  Such Stockholder hereby further affirms that this proxy is coupled with an interest and may under no circumstances be revoked (except that such proxy is automatically revoked and terminated upon termination of this Agreement in accordance with Section 1.04).  Such Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof.  Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL (except that such proxy is automatically revoked and terminated upon termination of this Agreement in accordance with Section 1.04).  Such Stockholder hereby represents that any proxies heretofore given by it in respect of the Subject Shares with respect to the matters covered by this Section 1.03(a)(ii), if any, are revocable, and hereby revokes such proxies.  Upon delivery of written request to do so by Parent, such Subject Stockholder shall as promptly as practicable execute and deliver to Parent a separate written instrument or proxy that embodies the terms of the proxy set forth in this Section 1.03(a)(ii).

(b)  At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) its Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other similar transaction, (ii) any Takeover Proposal or any action which is a component of any Takeover Proposal and (iii) any amendment of the Company Certificate or the Company Bylaws or other proposal or transaction involving the Company or any Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Company Common Stock.  Such Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(c)  Such Stockholder hereby agrees that, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other equity interests or voting securities of the Company of, or affecting, the Subject Shares, (ii) such Stockholder purchases or otherwise acquires beneficial ownership of or an interest in any shares of capital stock or other equity interests or voting securities of the Company after the execution of this Agreement (including by conversion, exercise or exchange) or (iii) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of capital stock or other equity interests or voting securities of the Company other than the Subject Shares (collectively, the “New Shares”), such Stockholder shall deliver promptly to Parent written notice of its acquisition of New Shares which notice shall state the number of New Shares so acquired.  Such Stockholder agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement, including the representations and warranties set forth in Section 1.01 and the covenants set forth in Section 1.03, and shall constitute Subject Shares to the same extent as if those New Shares were owned by such Stockholder on the date of this Agreement.

(d)  Except pursuant to this Agreement, prior to the receipt of the Stockholder Approval, such Stockholder shall not, directly or indirectly: (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person other than pursuant to the Merger, except for a Permitted Transfer (as defined below), (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares, (iii) take any other action that would make any representation or warranty of such Stockholder herein untrue or incorrect or would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby or (iv) commit or agree to take any of the foregoing actions.  For purposes hereof, a “Permitted Transfer” is any Transfer made by a Stockholder (including any Transfer resulting from death) to a person who executes a joinder to this Agreement agreeing to become a Stockholder hereunder; provided, however, that, except in the case that such person is a Stockholder as of the date of this Agreement, notwithstanding anything to the contrary contained in this Agreement, (i) the Subject Shares of such person shall consist only of the Subject Shares transferred to such person in such Permitted Transfer and any shares described in Section 1.03(c)(i) that are issued on account of the Subject Shares so transferred, (ii) the representations and warranties contained in the second sentence of Section 1.01(d) shall not be applicable to such person, (iii) such person makes the other representations and warranties contained in Section 1.01(d) only as to the Subject Shares transferred to such person in such Permitted Transfer and (iv) such person shall not be liable for the act or omission of any other Stockholder hereunder.  For purposes of this Agreement, the term “person” shall have the meaning set forth in the Merger Agreement.

(e)  Each Stockholder shall not (nor shall it authorize or permit any of its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives (collectively, “Representatives”), acting on such Stockholder’s behalf, to), directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, induce or facilitate any Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal.  Such Stockholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations, on such Stockholder’s behalf, with any person conducted heretofore with respect to any Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal.  Notwithstanding anything to the contrary contained in this Section 1.03(e), nothing contained in this Section 1.03(e) shall limit the ability of the Company or its Representatives (as defined in the Merger Agreement) to act, including their ability to act in accordance with Section 4.02 of the Merger Agreement.

(f)  Such Stockholder shall consult with Parent before issuing, and give Parent the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement or the Merger Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such Stockholder may reasonably conclude may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

(g)  Such Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

SECTION 1.04.  Termination.  This Agreement, including the proxy contained in Section 1.03(a)(ii), (a) shall automatically terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms and (b) may be terminated by the Stockholder Rep (as defined below) within ten days of the date of any modification, waiver or amendment of the Merger Agreement in accordance with its terms that decreases the Merger Consideration (as defined in the Merger Agreement on the date of this Agreement), in each case other than with respect to the liability of any party for breach hereof prior to such termination.  Notwithstanding the foregoing, the provisions of Section 1.06(j) shall survive termination.

SECTION 1.05.  Additional Matters.  (a)    Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

(b)    No person executing this Agreement (as a Stockholder, trustee or partner or in any other capacity) who is or becomes during the term hereof a director, officer or other fiduciary of the Company, any of its Subsidiaries, any foundation or any employee benefit plan of the Company or any of its Subsidiaries makes any agreement or understanding herein in his or her capacity as such director, officer or other fiduciary.  Each Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee or other authorized representative of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken by any Stockholder (or signatory hereto) in his or her capacity as an officer, director or other fiduciary of the Company, any of its Subsidiaries, any foundation or any employee benefit plan of the Company or any of its Subsidiaries.

SECTION 1.06.  General Provisions.

(a)  Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b)  Notice.  Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to each of the Stockholders at c/o the Stockholder Rep, 909 Ashland Avenue, River Forest, Illinois 60305 with a copy to: Neal Gerber & Eisenberg LLP, Two North LaSalle Street, Suite 2200, Chicago, Illinois 60602, Attention: Marshall E. Eisenberg, Facsimile No.: 312-269-1747 (or at such other address for a party as shall be specified by like notice).

(c)  Interpretation.  When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Unless otherwise specifically indicated, any Contract or statute defined or referred to herein or in any Contract that is referred to herein means such Contract or statute as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a person are also to its permitted successors and assigns.

(d)  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or such party waives its rights under this Section 1.06(d) with respect thereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(e)  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or PDF), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(f)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to and does not confer upon any person other than the parties any legal or equitable rights or remedies.

                    (g)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(h)  Assignment.  Except as may be required in connection with a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Parent, upon prior written notice to the Company, may assign, in its sole discretion, this Agreement or any or all of its rights, interests and obligations under this Agreement to NV or PLC or to any, direct or indirect, at least 99% owned Subsidiary of NV or PLC or both of them together.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                        (i)  Specific Enforcement; Consent to Jurisdiction.  The parties agree that irreparable damage would occur and that the parties would not have an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

(j)  Disclosure Concerning Stockholders.  Parent will not make any disclosures regarding the Stockholders in any press release, public announcement or publicly available securities filing without the prior written approval of Carol L. Bernick, acting on behalf of the Stockholders (the “Stockholder Rep”), such approval not to be unreasonably withheld, conditioned or delayed (for this purpose, it will not be unreasonable if Stockholder Rep objects to disclosure of the specific names or identity of the Stockholders or the ownership of the Subject Shares on a per Stockholder basis); provided that, in advance of any such disclosure, the Stockholder Rep shall be afforded an opportunity to review such disclosure.  Notwithstanding the foregoing, Parent may make any disclosures regarding the Stockholders that may be required by applicable law, court process or by obligations pursuant to any listing agreement with any domestic or foreign national securities exchange or domestic or foreign national securities quotation system; provided that, to the extent practicable and permitted by applicable law, court process or listing agreement, Parent shall provide the Stockholder Rep with prior notice of such disclosures.

(k)  Trustee Exculpation.  When this Agreement is executed by the trustee of any trust in his or her capacity as trustee, such execution is by the trustee not individually but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee.  It is expressly understood and agreed that the execution of this Agreement by the trustee of a trust in his or her capacity as a trustee shall not create any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto by their execution hereof.  Any liability of any party which is a trust shall be only that of such trust to the full extent of its trust estate and shall not be a personal liability of any trustee, grantor or beneficiary thereof.

[Signatures are on the following pages]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

CONOPCO, INC.,

By:
/s/ Paul McMahon
Name: Paul McMahon
Title: Vice President

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Carol L. Bernick
Carol L. Bernick

/s/ Leonard H. Lavin
Leonard H. Lavin

1947 LIMITED PARTNERSHIP

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee of the Carol L. Bernick Revocable Trust, its General Partner

BERNICE E. LAVIN TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

OCTOBER 2008 LHL ACV GRANTOR ANNUITY TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

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FEBRUARY 2009 LHL ACV GRANTOR ANNUITY TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

SEPTEMBER 2009 LHL ACV GRANTOR ANNUITY TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

NOVEMBER 2009 LHL ACV GRANTOR ANNUITY TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

APRIL 2010 LHL AVC GRANTOR ANNUITY TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

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OCTOBER 2008 CLB ACV GRANTOR ANNUITY TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

FEBRUARY 2009 CLB ACV GRANTOR ANNUITY TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

SEPTEMBER 2009 CLB ACV GRANTOR ANNUITY TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

NOVEMBER 2009 CLB ACV GRANTOR ANNUITY TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

APRIL 2010 CLB ACV GRANTOR ANNUITY TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

CLB GRAT TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

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CAROL L. BERNICK AND CHILDREN GRAT TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

CLB CHILDREN GRAT TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, pursuant to delegation of authority

KSL PROPERTY TRUST II

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

LEONARD H. LAVIN TRUST U/A/D 10/20/1972 FBO CAROL MARIE LAVIN

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

CAROL L. BERNICK INVESTMENT TRUST

By:	/s/ Marshall E. Eisenberg
Marshall E. Eisenberg, Co-Trustee

CRAIG LAVIN BERNICK TRUST U/A/D 11/14/1989

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

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PETER ANDREW BERNICK TRUST U/A/D 11/14/1989

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

ELIZABETH CLAIR BERNICK TRUST U/A/D 11/14/1989

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

PRESTON JAY LAVIN TRUST U/A/D 11/14/1989

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

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